UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 28, 2022

Commission File Number:  000-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 7.01 Regulation FD Disclosure

On March 31, 2022, Papa John’s International, Inc. (the “Company”) issued a press release announcing it has refranchised its controlling interests in a joint venture between the Company and Blue and Silver Ventures, Ltd. A copy of the press release is furnished herewith as Exhibit 99.1. The Company is furnishing the additional information below with respect to the expected financial impact of the refranchising transaction.

By strategically refranchising its controlling interests in its 90-restaurant joint venture with Blue and Silver Ventures, Ltd., to Sun Holdings, the Company expects to provide Sun Holdings substantial scale to support new restaurant openings under its current, 100-restaurant development agreement with the Company, which commitment is in addition to the 90 refranchised restaurants.  As a result, the deal is expected to accelerate the Company’s domestic development, contributing to long-term earnings via high-margin franchise royalty growth.

With respect to the 90 joint-venture restaurants, the Company expects the impact of refranchising on net income attributable to the Company and on earnings per diluted share to be neutral.  For the fiscal year ended December 26, 2021, the majority-controlled restaurants, which were consolidated in the Company’s results, contributed approximately $106.0 million of revenue and $8.6 million of operating income.  Net income attributable to the Company related to the restaurants was $4.8 million or $0.135 per diluted share in fiscal 2021.

By way of illustration, on a pro forma basis during the same period, the Company would have recorded total revenue of $34.1 million and operating income of $5.7 million, related to the 90 joint-venture restaurants if they had been fully franchised under the terms of the current transaction.  On a pro forma basis, the restaurants would have contributed net income attributable to the Company of $4.7 million or $0.134 per diluted share in fiscal 2021.

See the table below for a more detailed explanation of the pro forma impact of the refranchising transaction had it closed at the beginning of the fiscal year ended December 26, 2021, including segment-level revenue impacts.

As a result of the sale, the Company also expects to recognize a one-time, non-cash charge in the first quarter of 2022 of approximately $7 to $9 million pre-tax ($0.15 to $0.20 per diluted share), which considers an unearned royalty stream to be recognized over the period of the franchise agreement pertaining to the refranchised restaurants, in accordance with ASC 810, Consolidation.

Actual and Pro-Forma Contribution of 90 Refranchised Restaurants for Year Ended December 26, 2021
		Pro-Forma, if
	Actual (1)	Refranchised (2)
In thousands, except per share amounts
Sales
Domestic Company-owned restaurant sales	$105,986	$-
North America franchise royalties and fees	-	4,529
North America commissary revenues	-	29,587
Total revenues	105,986	34,116
Operating Income	8,648	5,712

Net income before attribution to noncontrolling interest	7,159	4,729

Net income to noncontrolling interest	(2,373)	-

Net income attributable to the Company	4,787	4,729

Diluted earnings attributable to common shareholders	0.135	0.134

(1)	Majority-controlled joint venture consolidated in Company’s results.
(2)	Assumes 90 joint-venture restaurants fully refranchised under terms of new franchise agreement with Sun Holdings.

Forward-Looking Statements

The Company cautions that this Current Report on Form 8-K contains forward-looking statements, including, without limitation, projections or guidance concerning the financial impacts of the refranchising transaction including its effects on the Company’s earnings per share, royalty, commissary and franchise revenues, operating income, net income, and the one-time charge to related to an unearned royalty stream, as well as other statements relating to expected business performance, including franchise and unit development, refranchising plans and other financial and operational measures. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, material adverse changes in economic or industry conditions generally and risks associated with or related to the COVID-19 pandemic. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed or implied in these forward-looking statements. For a more complete discussion of other risk factors affecting the Company, see the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2021. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated March 31, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Ann B. Gugino
Ann B. Gugino
Chief Financial Officer

Date: March 31, 2022